Audrey Sevin
                          850 Park Avenue
                            New York, NY

                                   December 20, 1993


Petroleum Heat and Power Co., Inc.
2187 Atlantic Street
Stamford, CT 06902

Gentlemen:

          I am writing this letter as executrix of the Estate of Malvin P. Sevin. As you know, in this capacity I have the right to exercise certain options originally issued to Malvin P. Sevin, within a period of one year from the date of his death. Without any extension of the exercise date, I believe that it is in the best interest of the Estate to exercise the option and sell the shares. On the other hand, I would be willing not to exercise the option and sell the shares at the present time if you would be willing to extend the period within which the Estate may exercise the option to the end of the option itself, which is in November, 1994.

          If you agree to extend the time of the Estate to exercise the option until the expiration date of the option, please sign in the space indicated below.

                                   Sincerely yours,


                                   Audrey Sevin

ACCEPTED AND AGREED:

PETROLEUM HEAT AND POWER CO., INC.

By________________________________
     Max Warburg, Director

By________________________________
     Wolfgang Traber, Director

By________________________________
     Richard O'Connell, Director

By________________________________
     Thomas J. Edelman, Director

By________________________________
     Phillip Ean Cohen, Director